EX-99.23(d)(166)

                                    AMENDMENT
                                       TO
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                     BETWEEN
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC
                                       AND
                       CREDIT SUISSE ASSET MANAGEMENT, LLC


     This AMENDMENT is made by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company and registered investment adviser
("Adviser"), and CREDIT SUISSE ASSET MANAGEMENT, LLC, a Delaware limited liability company and registered investment adviser ("Sub-Adviser").

     WHEREAS, the Adviser and Sub-Adviser entered into an Investment Sub-Advisory Agreement dated as of January 16, 2007 ("Agreement"), whereby Adviser appointed Sub-Adviser to provide sub-investment advisory services to certain investment portfolios of the JNL Series Trust.

     WHEREAS,  pursuant  to  the  Agreement,  the  Adviser  agreed  to  pay  the
Sub-Adviser for the services provided and the expenses assumed by the Sub-Advisor a sub-advisory fee as set forth on Schedule B to the Agreement, and the Sub-Adviser agreed to accept such sub-advisory fee as full compensation under the Agreement for such services and expenses.

     WHEREAS, in order to effectuate a fee reduction for the JNL/Credit Suisse Global Natural Resources Fund, Schedule B must be amended.

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

     1. Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated June 15, 2009, attached hereto.

     IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Amendment to be executed as of this 15th day of June, 2009.


JACKSON NATIONAL ASSET MANAGEMENT, LLC  CREDIT SUISSE ASSET MANAGEMENT, LLC


By:      /s/ Mark D. Nerud              By:    /s/ Mark Barres
Name:    MARK D. NERUD                  Name:  Mark Barres
Title:   PRESIDENT                      Title: Director

                                   SCHEDULE B
                                  JUNE 15, 2009
                                 (Compensation)

  ----------------------------------------------------------------------------
                 JNL/CREDIT SUISSE GLOBAL NATURAL RESOURCES FUND
  ----------------------------------------------------------------------------
  ------------------------------------------------------- --------------------
  AVERAGE DAILY NET ASSETS                                ANNUAL RATE
  ------------------------------------------------------- --------------------
  ------------------------------------------------------- --------------------
  $0 to $100 Million                                              0.40%
  ------------------------------------------------------- --------------------
  $100 Million to $400 Million                                    0.35%
  ------------------------------------------------------- --------------------
  Amounts over $400 Million                                       0.30%
  ------------------------------------------------------- --------------------


  ----------------------------------------------------------------------------
                        JNL/CREDIT SUISSE LONG/SHORT FUND
  ----------------------------------------------------------------------------
  ------------------------------------------------------- --------------------
   AVERAGE DAILY NET ASSETS                                ANNUAL RATE
   ------------------------------------------------------- --------------------
   ------------------------------------------------------- --------------------
   $0 to $150 Million                                              0.45%
   ------------------------------------------------------- --------------------
   $150 Million to $300 Million                                    0.40%
   ------------------------------------------------------- --------------------
   Amounts over $300 Million                                       0.35%
   ------------------------------------------------------- --------------------